Exhibit 14



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information for Trust for Government Cash Reserves, a portfolio of Money Market Obligations Trust, all of which such documents, dated September 30, 2005, are incorporated by reference in the Prospectus/Proxy Statement in the Registration Statement of Money Market Obligations Trust on Form N-14.

We also consent to the reference of our firm under the caption "Financial Highlights" in the Prospectus/Proxy Statement of Trust for Government Cash Reserves and to the incorporation by reference of our report, dated September 12, 2005, on Trust for Government Cash Reserves included in the Annual Report to Shareholders for the fiscal year ended July 31, 2005, in this Registration Statement of Money Market Obligations Trust on Form N-14.


                                                           /s/ ERNST & YOUNG LLP
                                                           ERNST & YOUNG LLP


Boston, Massachusetts
October 17, 2005